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                                                                    EXHIBIT (23)




                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Valley National Bancorp:

We consent to incorporation by reference in the Registration Statements No. 33-52809 and No. 33-56933 on Forms S-8 and the Registration Statement No. 33-36585 on Form S-3 of Valley National Bancorp of our report dated January 17, 1996, relating to the consolidated statements of financial condition of Valley National Bancorp and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 Annual Report on Form 10-K of Valley National Bancorp.

Our report refers to a change in accounting for investments in debt and equity securities in 1994 and accounting for income taxes in 1993.




                                                  KPMG Peat Marwick LLP



Short Hills, New Jersey
February 27, 1996